EX-99.Q2:

Section 16(a) Beneficial Ownership Reporting
Compliance

A Form 3 for the below individuals was not filed within the required regulatory timeframe (each a director of the Registrant's sub-adviser):

Stephen Docherty
Katherine Malcolm




FAX ITEM 77Q2 EXHIBIT